Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-74459) pertaining to the Investment/Profit Sharing Plan of Ingles Markets, Incorporated of our report dated June 12, 2006, with respect to the consolidated financial statements and supplemental schedules of Ingles Markets, Incorporated Investment/Profit Sharing Plan included in the Annual Report (Form 11-K) for the year ended December 31, 2005.

                                                                                    /s/ ERNST & YOUNG LLP

Greenville, South Carolina

June 23, 2006